UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

   X  . Preliminary Information Statement

        . Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

        . Definitive Information Statement

TRUDY CORPORATION

(Name of Registrant as Specified In Its Charter)

1810 East Sahara Avenue Suite 1442

Las Vegas, Nevada 89104

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 522-1914

Payment of Filing Fee (Check the appropriate box):

   X  . No fee required.

        . Fee computed on table below per Exchange Act Rules 14c-5(g) and Rule 0-11(a)(4).

1 )

Title of each class of securities to which transaction applies:

2 )

Aggregate number of securities to which transaction applies:

3 )

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Total value of shares to be issued: $

Fee per Rule 0-11(a)(4): $

4 )

Proposed maximum aggregate value of transaction:

Total value of the transaction; $

5 )

Total fee paid:

        . Fee paid previously with preliminary materials.

        .

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1 ) Amount Previously Paid:

2 ) Form, Schedule or Registration Statement No.:

3 ) Filing Party:

4 ) Date Filed:

The approximate date on which the proxy statement and form of proxy are first sent or given to security holders is September 21, 2011.

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the stockholders of Trudy Corporation, a Wyoming corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders.

On September 19, 2011, in an action without meeting of the Board of Directors taken pursuant to W.S. 17-16-1020, the Board of Directors of Trudy Corporation authorized a reverse split of all of the issued and outstanding shares of the Common Stock of the corporation, at a ratio of 1 new share for 1,500 old shares.

Also on September 19, 2011, the majority shareholders of the corporation consented to the reverse split as authorized by the Board.

In its recitals in approving the reverse split, the Board stated that it wished to avoid any excess inflation or deflation of the price of its shares of Common Stock. In approving the reverse split, the corporation also wishes to increase the price per share of its stock (see below for further details on the effect of the reverse split on market price).

The effect of the reverse split is to reduce the number of shares held by each shareholder of Common Stock of the corporation by a factor of 1,500, except that any fractional shares will be rounded up to the next whole number of shares.

Cumulatively, the effect of the reverse will be to reduce the total number of shares of Common Stock outstanding from 649,400,831 to 432,934.

The record date of the reverse split has been tentatively set by the Board as October 21, 2011, and the effective date of the reverse split has been tentatively set by the Board as October 24, 2011. The exact dates are subject to FINRA review of the reverse split and its notifiction date to the markets.

Pursuant to market practice, the price per share of the corporation’s Common Stock, as traded under the OTC symbol TRDY, may increase by a factor of 1,500 automatically upon the effective date of the reverse split, so that the net value of each share will not change as a result of the reverse split.

The corporation has never declared, paid, or been in arrears in paying, a dividend on any of its classes or series of stock, and does not anticipate doing so in the foreseeable future, nor has it declared, paid or been in default in paying, any principal or interest on any class or series of stock.

The following is a table showing each class or series of voting securities entitled to have consented to the reverse split, as well as the number of shares outstanding for each class or series and the number of votes to which each class or series was entitled.

Name of Class or Series	Shares Outstanding	No. of Votes Entitled

Common Stock	649,400,831	649,400,831

Preferred Stock, Series A	200,000	16,036,755,324

Preferred Stock, Series B	0	0

Preferred Stock, Series C	0	0

Preferred Stock, Series D	0	0

Preferred Stock, Series E	3,359,788	3,359,788,000

Preferred Stock, Series F	0	0

	Total	20,045,944,155

The following persons have been a director and/or officer of the corporation, or associate of such officer or director, since April 1, 2010, which is the beginning of the corporation’s last fiscal year:

Name	Office Held	Date left office	Interest in Trudy Corp

Susan Glover	Associate of Christopher Glover		750,000 Series E

Daniel McCormick	Treasurer, Director	current	200,000 Series A

Christopher Glover	President, Director	current	0

William W. Burnham	President, Director	Sept 3, 2010	2,000,000 Common

Alice B. Burnham	Associate of William W. Burnham		1,000,000 Common

Stanley Larson	President, Secretary, Director	Dec 17, 2010	0

Kars Capital Inc.	Associate of Stanley Larson		1,420,000 Series E

Layne Geck	Secretary, Director	Jan 2, 2011	300,000,000 Common

Merlin Larson	Secretary, Director	Feb 23, 2011	0

Therapy Cells, Inc.	Associate of Christopher Glover		0

Playbox (US) Inc.	Associate of Christopher Glover		0

Flameret Inc.	Associate of Christopher Glover		0

Shareholders’ Appraisal and Dissenters’ Rights

The shareholder appraisal and dissenter’s rights provisions of 17-16-1300 et seq. of the Wyoming Statutes are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Procedure for Exchange of Stock Certificates

The corporation anticipates that the reverse stock split will become effective on October 24, 2011 which is approximately thirty (30) calendar days after this Information Statement is first mailed to our stockholders, or as soon thereafter as is practicable, which we will refer to as the Effective Date.

Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

The corporation’s transfer agent, Action Stock Transfer of Salt Lake City, Utah, will act as exchange agent for purposes of implementing the exchange of stock certificates.

Holders of pre-reverse split shares held in physical certificate form, and not placed on account with a stockbroker, may surrender to the corporation certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares following the Effective Date.

No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) to the corporation’s transfer agent, Action Stock Transfer, 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121, (801) 274-1088, www.actionstocktransfer.com.

Shares of the corporation’s Common Stock which are held and on account with a stockbroker as of the Record Date, should be exchanged for post-reverse split shares automatically, with no action required from the holder.

Federal Income Tax Considerations

Neither the Company nor its stockholders should recognize any gain or loss for federal income tax purposes as a result of the reverse stock split. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

You are urged to consult your tax adviser as to the particular tax consequences to you of the reverse stock split, including the applicability of any state, local, or foreign tax laws, changes in applicable tax laws, and any pending or proposed legislation.

Exhibits

•

Board Resolution

Ex 99.1

•

Majority Shareholders Consent

Ex 99.2

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary,

1810 East Sahara Avenue Suite 1442

Las Vegas, Nevada 89104

(702) 522-1914.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Christopher Glover

Christopher Glover

President, Chief Executive Officer and Director

Exhibit 99.1

WRITTEN CONSENT TO ACTION WITHOUT MEETING

OF TRUDY CORPORATION

BOARD OF DIRECTORS’ RESOLUTION APPROVING REVERSE SPLIT OF ALL ISSUED AND OUTSTANDING SHARES OF THE COMMON STOCK

Pursuant to W.S.17-16-1020, and the bylaws, the following action is taken and approved by the Board of Directors of TRUDY CORPORATION (the “Company”) by unanimous written consent as if a meeting had been properly called and held and all the directors were present at the meeting and voted in favor of such action:

WHEREAS, the Company wishes to avoid any excess inflation or deflation of the price of its shares of its Common Stock; and

WHEREAS, the Company believes that a reverse split of all issued and outstanding shares of Common Stock is the best way to achieve that aim; and

WHEREAS, the total number of shares of Common Stock the Company currently has issued and outstanding, as of September 19, 2011, is 649,400,831; and

WHEREAS, a 1 for 1,500 reverse split of its shares of Common Stock would result in approximately 432,934 total shares of Common Stock issued and outstanding; now, therefore, be it

RESOLVED, that the Company authorize and enact a 1 for 1,500 reverse split of its shares of Common Stock (the “reverse stock split”); and be it further

RESOLVED, that the record date and time of the reverse stock split be Friday, October 21, 2011 at 6:00 p.m. PDT; and be it further

RESOLVED, that both the effective date and time, and payable date and time, of the reverse stock split be Monday, October 24, 2011 at 6:00 a.m. PDT; and be it further

RESOLVED, that if, as a result of the reverse stock split, any shareholder holds a non-whole number of shares, that the shareholder be issued an additional fraction of a share sufficient to increase the number of shares held by the shareholder to the next whole number of shares; and be it further

RESOLVED, that the Company’s President, Christopher Glover, send a conformed copy of this resolution to the Company’s transfer agent, Action Stock Transfer Corp.; and be it further

RESOLVED, that the reverse stock split will not in any way affect the stated par value or number of authorized shares or in any other way change, alter or otherwise amend the Company’s Articles of Incorporation in the state of Wyoming, and that therefore no amendment to the Articles of Incorporation is required; and be it further

RESOLVED, that the directors of this Company are empowered and directed, in the name of and on behalf of the Company, to execute and sign this Resolution; and the officers and directors of the Company are empowered and directed in the name and on behalf of the Company to execute and deliver all documents, to make all payments, and to perform and otherwise act as necessary to carry out the purposes and intent of this Resolution, and all such acts and doings of the officers of the Company consistent with the purpose of this Resolution are hereby authorized, approved, ratified and confirmed in all respects.

IN WITNESS WHEREFORE, the undersigned, being all the Directors of TRUDY CORPORATION, hereby sign this consent on September 19, 2011.

/s/ Christopher Glover

/s/ Daniel McCormick

Christopher Glover

Daniel McCormick

Director

Director

Exhibit 99.2

CONSENT IN LIEU OF SHAREHOLDERS' MEETING

(MAJORITY SHAREHOLDERS)

TRUDY CORPORATION

Pursuant to the bylaws of the corporation and Wyoming statutes, we, the holders of the number of shares of stock of TRUDY CORPORATION set forth after our signatures, and as the holders of a majority of the outstanding shares of the voting stock of the Corporation entitled to vote at a meeting of shareholders, do hereby consent to the following action as approved in a resolution adopted by the Board of Directors in its WRITTEN CONSENT TO ACTION WITHOUT MEETING OF TRUDY CORPORATION dated September 19, 2011. The text of the Board's resolution states:

RESOLVED, that the Company authorize and enact a 1 for 1,500 reverse split of its shares of Common Stock (the “reverse stock split”); and be it further

RESOLVED, that the record date and time of the reverse stock split be Friday, October 21, 2011 at 6:00 p.m. PDT; and be it further

RESOLVED, that both the effective date and time, and payable date and time, of the reverse stock split be Monday, October 24, 2011 at 6:00 a.m. PDT; and be it further

RESOLVED, that if, as a result of the reverse stock split, any shareholder holds a non-whole number of shares, that the shareholder be issued an additional fraction of a share sufficient to increase the number of shares held by the shareholder to the next whole number of shares; and be it further

RESOLVED, that the Company’s President, Christopher Glover, send a conformed copy of this resolution to the Company’s transfer agent, Action Stock Transfer Corp.; and be it further

RESOLVED, that the reverse stock split will not in any way affect the stated par value or number of authorized shares or in any other way change, alter or otherwise amend the Company’s Articles of Incorporation in the state of Wyoming, and that therefore no amendment to the Articles of Incorporation is required; and be it further

RESOLVED, that the directors of this Company are empowered and directed, in the name of and on behalf of the Company, to execute and sign this Resolution; and the officers and directors of the Company are empowered and directed in the name and on behalf of the Company to execute and deliver all documents, to make all payments, and to perform and otherwise act as necessary to carry out the purposes and intent of this Resolution, and all such acts and doings of the officers of the Company consistent with the purpose of this Resolution are hereby authorized, approved, ratified and confirmed in all respects.

IN WITNESS WHEREFORE, the undersigned, being the Majority Shareholder of TRUDY CORPORATION, has signed this consent on the date indicated below effective this 19th day of September, 2011.

Signature	Date	Number of Shares

/s/ Daniel McCormick	September 19, 2011	200,000 Series A Pref.
Daniel McCormick